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Reference                            Page  Tenneco/El Paso Merger
                                           Cash True Up -- Calculation of "Guaranteed Energy Cash Amount"

All references are to
Exhibit C to Distribution Agreement:
Debt and Cash Allocation Agreement                                                                        $ thousands   attachment
------------------------------------                                                                      -----------   ----------
Item 1 paragraph 5 point (i)         A-C-5   Initial Base Amount per merger agreement                        25,000.0*
                                                                                                            ---------
Item 1 paragraph 5 point (ii)        A-C-5   Changes to the Base Amount
                                               Factored Proceeds
                                                 A) Tenneco Allocation Percentage                                 0.8
                                                 multiplied by the lessor of
                                                 B) (i) $100 Million                                        100,000.0
                                                 B) (ii) $ The total of the factored proceeds               100,000.0

                                                 Sub Total from Factoring                                    61,904.8*
                                                                                                            ---------

Item 1 paragraph 5 point (iii)       A-C-5     Receivables (the lessor of)
                                                 A) Section 5 amount owing to ASCC                                  -
                                                 B) Total amount of Receivables Collected                           -
                                                 Sub Total from Receivables                                         -
                                                                                                            ---------

                                                   Guaranteed Energy Cash Amount                             88,904.8*
                                                                                                            ---------
                                                   Actual Energy Cash
Account Listing                                      TE Accounts                                             20,337.8
Account Listing                                      TMC Discontinued Operations Accounts                    15,056.8
Merger Agreement B-39 Item 10.1(c)                   Tax Escrow Account                                       5,000.0
                                                     Required Cash at TGPL Account                           45,510.2
                                                                                                            ---------


                                                     Total Actual Energy Cash                                86,904.8
                                                                                                            =========
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